                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Vesta Insurance Group, Inc.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] VESTA

To the Stockholders of
  VESTA INSURANCE GROUP, INC.

   You are invited to attend our annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 28, 2002, at 10:00 A.M., local time.

   Information concerning matters to be considered and acted upon at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read.

   It is important that your shares be voted at this meeting. Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about business to come before the meeting. Please mark, sign, and return your proxy. If you choose to attend the meeting, you may, of course, revoke your proxy and personally vote your stock if you desire to do so.


                                          Sincerely,

                                        /s/  Norman W. Gayle III
                                          Norman W. Gayle, III
                                          President

Birmingham, Alabama
April 25, 2002

                       --------------------------------
                   Notice Of Annual Meeting Of Stockholders
                            To Be Held May 28, 2002
                       --------------------------------


To the Holders of Common Stock of
  VESTA INSURANCE GROUP, INC.

   The annual meeting of stockholders of Vesta Insurance Group, Inc. will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 28, 2002, at 10:00 A.M., local time, for the following purposes:

   (1) To elect two persons to serve as Class III directors for a three-year term beginning May 28, 2002.

   (2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2002.

   (3) To transact such other business as may properly come before the meeting.

   These matters are more fully discussed in the accompanying Proxy Statement.

   The close of business on April 1, 2002 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

   The annual meeting for which this notice is given may be adjourned from time to time without notice other than announcement at the annual meeting. Any business for which notice of the annual meeting is hereby given may be transacted at any such adjournment.

                                          By Order of the Board of Directors

                                          /s/ Donald W. Thornton
                                          Donald W. Thornton
                                          Senior Vice President--
                                          General Counsel and Secretary

Birmingham, Alabama
April 25, 2002

                    PROXY STATEMENT FOR THE ANNUAL MEETING
                    OF STOCKHOLDERS TO BE HELD MAY 28, 2002

                         INFORMATION ABOUT THE MEETING

Solicitation of Proxies

   The Board of Directors of Vesta Insurance Group, Inc. solicits your proxy in the form enclosed with this proxy statement for use at our annual meeting of stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 on Tuesday, May 28, 2001, at 10:00 A.M., local time, and at any adjournment or postponement of such meeting. Norman W. Gayle, III and Donald W. Thornton are named as proxies in the enclosed form of proxy and have been designated as the directors' proxies by our board of directors. We expect to mail this proxy material to stockholders on or about April 25, 2002.

   When the enclosed form of proxy is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the form of proxy, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to our Secretary (at 3760 River Run Drive, Birmingham, Alabama 35243) at any time before the proxy is voted.

Record Date and Voting Stock

   Each common stockholder of record at the close of business on April 1, 2002 (the "record date") is entitled to one vote for each share of common stock held on that date. There is no cumulative voting of the common stock. At the close of business on April 1, 2002, there were 36,473,394 shares of our common stock outstanding.

Vote Required

   At the meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors shall be elected at the meeting by a plurality of the votes cast, whether in person or by proxy.

   A stockholder may abstain or withhold his vote (collectively, "abstentions") with respect to each proposal submitted for stockholder approval. Abstentions will be counted as present (for purposes of determining the existence of a quorum) and entitled to vote on the relevant proposal, but they will be counted as not voting in favor of such proposal. Since the election of directors is determined by a plurality of the votes actually cast at the meeting, abstentions will not affect such election.

   Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent customer instructions. If a broker votes shares held in "street name" on some but not all of the proposals submitted for stockholder approval, then all shares so voted will be counted as present (for purposes of determining the existence of a quorum), but will not be considered entitled to vote on those matters as to which authority to vote is withheld by the broker (a "broker nonvote"). Generally, there can be no "broker nonvotes" in the election of directors, because the election of directors is a routine matter for which a broker may exercise its discretion.

                            PRINCIPAL STOCKHOLDERS

   The following table lists all persons known to be the beneficial owner of more than five percent of our common stock as of December 31, 2001.

           Name and Address            Title of Class Number of Shares Percent of Class
           ----------------            -------------- ---------------- ----------------
Franklin Resources, Inc. (1)            Common Stock     2,136,900            6.1%
One Franklin Parkway
San Mateo, California 94403
Becker Capital Management (2)           Common Stock     2,085,250            6.0%
1211 SW Fifth Avenue, Suite 2185
Portland, Oregon 97204
Capital Z Partners, Ltd. (3)            Common Stock     2,044,875           5.67%
One Chase Manhattan Plaza
New York, New York 10005
Wellington Management Company, LLP (4)  Common Stock     1,871,900           5.39%
75 State Street
Boston, MA 02109

--------
(1) Based on Schedule 13G, filed February 14, 2002 by Franklin Resources, Inc.
(2) Based on Schedule 13G, filed February 7, 2002 by Becker Capital Management.
(3) Based on Schedule 13D, filed January 10, 2002 by Capital Z Partners, Ltd. and affiliates.
(4) Based on Schedule 13G, filed February 12, 2002 by Wellington Management Company, LLP.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

   Our restated certificate of incorporation provides that our directors are divided into three classes, with the members of each class to be elected to hold office for a three-year term and until their successors are elected and qualified. Our bylaws provide that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be not less than two nor more than twelve, with the exact number to be fixed by our board of directors. Our board of directors has fixed this number at eight (8) directors.

   At this year's annual meeting, the nominating committee nominated, and our board of directors is proposing the re-election of Norman W. Gayle, III and James E. Tait to serve as Class III directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 2005 and until their successors are elected and qualified. The current terms of Messrs. Gayle and Tait expire at the annual meeting of stockholders for 2002.

   If any of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as our board of directors may recommend, unless our board of directors resolves to reduce the number of directors.

   The Board of Directors recommends that the stockholders vote FOR the nominees.

        INFORMATION ABOUT OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Profiles of Nominees

   Norman W. Gayle, III, (age 47) has been a director of Vesta since 1998. Principal occupation: President of Vesta since 1998; Executive Vice President and Chief Operating Officer of Vesta from 1995 to 1998.

   James E. Tait (age 52), Chairman, has been a director of Vesta since 1998. Principal occupation: Chairman of Vesta since 2000; Executive Vice President and Chief Financial Officer of Vesta from 1998-2000; Chairman, Tait Advisory Services (acquired by Vesta in 1999), since March, 2001; President of Tait Advisory Services 1996-2001; President of Inex Insurance Exchange, 1996-1999; Partner, Coopers & Lybrand, 1980-1996.

Profiles of Common Directors Whose Terms Have Not Expired

   Robert B.D. Batlivala, Ph.D. (age 63) was elected as a Preferred Stock Director effective October 19, 1999, and was elected as a director by our common stockholders in 2001. His term expires in 2004 (Class II). Principal occupation: Retired October 1, 1999 from the position of Director, Regulatory Economics and Corporate Strategic Planning for BP Amoco, where he has served in various capacities since 1964.

   Walter M. Beale, Jr. (age 56) has been a director of Vesta since 1993. His term expires in 2003 (Class I). Principal occupation: Partner in the law firm of Balch & Bingham LLP since prior to 1996.

   Ehney A. Camp, III (age 59) has been a director of Vesta since 1993. His term expires in 2004 (Class II). Principal occupation: Principal, Addison Investments, L.L.C. (private investments) since 1996. From 1975 until 1996, Mr. Camp was the President and Chief Executive Officer of Camp & Company, a mortgage banking company located in Birmingham, Alabama.

   Alan S. Farrior (age 48) has been a director of Vesta since 2000. His term expires in 2003 (Class I). Principal occupation: President of Lowder New Homes/Colonial Homes since 1978.

   T. Owen Vickers, Sr. (age 52) has been a director of Vesta since 2001. His term expires in 2004 (Class II). Principal occupation: Chairman, CEO and President of Birmingham Hide and Tallow Co., Inc., a diversified private company, since prior to 1996.

   Stephen R. Windom (age 52) has been a director of Vesta since 2000. His term expires in 2003 (Class I). Principal occupation: Partner in the law firm of Sirote & Permutt, P.C. since prior to 1996. Currently Lieutenant Governor of the State of Alabama. Prior to becoming Lieutenant Governor, Mr. Windom served as the Chairman of the Alabama Senate Committee overseeing banking and insurance.

Meetings of the Board of Directors and Committees

   During 2001, our board of directors met eight times. In 2001, all of the directors attended more than 75% of the meetings of the board and the committees on which they served.

Committees of the Board of Directors

   Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee operates under a written charter adopted by our board of directors. The duties of the Audit Committee are to recommend to our board of directors the selection of independent certified public accountants to audit annually the books and records of Vesta, to review the activities and the reports of the independent certified public accountants, and to report the results of such review to our board of directors. The Audit Committee also monitors the activities of our audit staff and the adequacy of our internal controls. The members of the standing Audit Committee are Messrs. Batlivala, Camp and Windom, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange. The Audit Committee met six times in 2001.

   The duties of the Compensation Committee are to make recommendations and reports to our board of directors with respect to the salaries, bonuses and other compensation to be paid to our officers and to administer all plans relating to the compensation of such officers. The members of the standing Compensation Committee are Messrs. Batlivala, Farrior and Windom. The Compensation Committee met three times in 2001.

   The Nominating Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meetings of stockholders. It may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating Committee consists of Messrs. Camp, Farrior and Vickers. The Nominating Committee, which was established in October, 2001, did not meet in 2001. The Nominating Committee will consider nominees recommended by stockholders who may submit nominations to the Nominating Committee, care of the Secretary, Vesta Insurance Group, Inc., 3760 River Run Drive, Birmingham, Alabama 35243.

Payments to Directors

   For 2001, directors who are not executive officers or employees of Vesta received an annual retainer fee of $12,000, payable in equal quarterly installments. Directors also receive $2,000 for each board meeting attended and $1,000 for each committee meeting attended. Directors also receive reimbursement for their travel and lodging expenses if they do not live in the area where the meeting is held. Audit Committee members also receive an annual retainer fee of $10,000, payable in equal quarterly installments.

   At our annual meeting of stockholders held on May 16, 1995, our stockholders approved our Non-Employee Director Stock Plan, which was subsequently amended and ratified by our stockholders at our annual meeting held on May 8, 2000 (the "Director Plan"). Under the Director Plan, each eligible director may elect, pursuant to an advance written election, to receive shares of restricted stock in lieu of part or all of such director's annual retainer or meeting attendance fees. The number of shares of restricted stock which an eligible director will be entitled to receive will be equal to the dollar amount of director fees which such director has elected not to receive, divided by seventy-five percent (75%) of the fair market value of our common stock on the date on which such fees would otherwise become payable. Shares of restricted stock may not be sold, transferred, pledged or assigned for a period of two years following the effective date of the issuance thereof. Directors electing to receive restricted stock will be entitled, with respect to such shares, to all rights of a stockholder, including the right to vote and to receive dividends on the shares. However, certificates for the shares of restricted stock shall be delivered only after the period of forfeiture has expired. During 2001, Mr. Camp and Mr. Farrior elected to receive restricted stock in lieu of their annual retainers, and Mr. Farrior also elected to receive restricted stock in lieu of his attendance fees.

   In addition, the Director Plan provides that, on the first trading day of each calendar year, each non-employee director will be granted a nonqualified stock option to purchase 5,000 shares of our common stock at a purchase price equal to the fair market value per share of the common stock on such grant date. Each option granted under the Director Plan is exercisable for a period of ten years beginning on the date of its grant. An option may not be exercised during the first six months after grant, except in the event of the death or disability of the director. An aggregate of 780,000 shares of our common stock have been reserved for issuance under the Director Plan, subject to adjustment for changes in our capital structure, of which 238,569 shares have made the subject of previous awards (20,154 of which were subsequently forfeited upon the resignation of former directors) and 597,585 shares remain available for future awards.

Compensation Committee Interlocks and Insider Participation

   During 2001, there were no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on our board of directors and/or Compensation Committee.

Profiles of Executive Officers Who Are Not Directors

   The following table shows certain information concerning each person deemed to be an executive officer of Vesta on December 31, 2001, except Norman W. Gayle, III and James E. Tait, who also serve as directors. Each executive officer and key employee is elected by our board of directors of Vesta annually and serves at the pleasure of the board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

                                          Principal Occupation and Business Experience
Name                  Age                           for the Past Five Years
----                  ---                 --------------------------------------------
K. Gerald Barron      52  President, Standard Auto Division of Vesta since 2001; Senior Vice
                          President--Insurance Operations of Vesta Fire Insurance Corporation 1999-
                          2001. Executive Vice President of Audubon Insurance Group, Baton Rouge,
                          Louisiana, from March 1997 to October 1999. Vice President of Hanover
                          Insurance Company, Worcester, Massachusetts from March of 1993 to March of 1997.

Thomas J. Chana       54  Treasurer of Vesta since 2001. Senior Vice President of subsidiary company responsible for a bank acquisition and affiliate marketing programs from
                          2000-2001. Senior Vice President at Banc One Securities Corporation
                          responsible for the Illinois market from 1998-2000. Senior Vice President and member of the Senior Management Council for First Chicago NBD
                          Corporation responsible for sales management for the Wealth Management
                          Group from 1995-1998.
William P. Cronin     42  Senior Vice President--Chief Financial Officer of Vesta since 2000; Senior
                          Vice President--Controller of Vesta 1998-2000; President of Tait Advisory
                          Services (acquired by Vesta in 1999), since March 2001; Vice President,
                          Audit and Regulatory Affairs of Tait Advisory Services, 1997-2001; Senior
                          Manager, Ernst & Young, LLP, 1993-1997.
Ernest H. Fukeda, Jr. 52  President of The Hawaiian Insurance and Guaranty Company, Ltd. since
                          2000. Member of Senior Staff of First Insurance Company of Hawaii, Ltd.,
                          the largest P&C carrier in Hawaii, from 1995-2000, with responsibilities including Commercial Lines Underwriting, Premium Audit, Marketing,
                          Excess & Surplus Lines, Customers Service and Mergers & Acquisitions.
Stephen A. Korducki   50  President of the Residential Property Division of Vesta since 2001. President and Chief Executive Officer of Florida Select, a Vesta subsidiary, from 1998 to present. Prior to joining Florida Select, Mr. Korducki worked for E.W.
                          Blanch Holdings, an international reinsurance intermediary, from 1993 to
                          1998, where he served as President and Founder of E.W. Blanch Capital
                          Markets and Senior Vice President of E.W. Blanch Company.
Thomas E. Mangold     47  Chairman of the Non Standard Auto Agency Segment of Vesta since 2001.
                          Chief Executive Officer of Instant Insurance Holdings, Inc., our non standard auto agency operating subsidiary, since 2000. Chief Executive Officer of
                          Bristol West Insurance Group from 1999-2000. Chief Operating Officer,
                          President and director of Titan Holdings, Inc and its main operating subsidiary, Titan Auto, from 1996-1998.

                                       Principal Occupation and Business Experience
Name                Age                          for the Past Five Years
----                ---                --------------------------------------------
John W. McCullough  36  Vice President--Associate General Counsel of Vesta since 2000. Associate and partner with Balch & Bingham LLP from 1996-2000.
Hopson Nance        32  Vice President and Controller of Vesta since 2000. Audit manager and other positions with PricewaterhouseCoopers LLP from 1996-2000.
Kenneth W. Phillips 61  Chairman of the Life and Health Insurance Segment of Vesta since 2001;
                        Chairman and CEO of American Founders Financial Corp. since April 1999;
                        Chairman of American Founders Life Insurance Company since December
                        1997; Chairman and CEO of IFS Insurance Holdings from July 1997 to
                        January 2000; Merger and Acquisition Consultant, IFS Insurance Holdings--
                        January 1996-July 1997.
Stephen P. Russell  43  Senior Vice President and Chief Actuary of Vesta Fire Insurance Corporation
                        since 1998. From 1982 to 1998, Mr. Russell was director and senior actuary of Allstate Insurance Company, Northbrook, Illinois.
Wayne A. Schreck    45  President of American Founders Life Insurance Company since 1996.
Donald W. Thornton  54  Senior Vice President--General Counsel and Secretary of Vesta since 1995.

Stock Ownership of Directors and Executive Officers

   The following table reflects certain information about the equity ownership of the directors and each of the "named executive officers" shown in the Summary Compensation Table herein, and all directors and executive officers as a group, as of December 31, 2001:

                                                                         % of
                                                               Common   Common
 Name                                                          Stock+   Stock
 ----                                                         --------- ------
 Robert B.D. Batlivala (1)...................................    10,000    *
 Walter M. Beale, Jr. (2)....................................    49,499    *
 Ehney A. Camp, III (3)......................................    52,830    *
 Alan S. Farrior (4).........................................    15,789    *
 Norman W. Gayle, III (5)....................................   948,133  2.7%
 Kenneth W. Phillips.........................................     --0--    *
 Wayne A. Schreck............................................     --0--    *
 James E. Tait (6)...........................................   818,457  2.3%
 Donald W. Thornton (7)......................................   443,573  1.3%
 T. Owen Vickers, Sr.........................................    10,100    *
 Stephen R. Windom (8).......................................    20,000    *
 All Directors and Executive Officers as a Group (20 persons) 2,431,927    7%

--------
+  Amounts shown include options that were vested as of March 1, 2002.
*  less than 1%
--------
(1) Includes 10,000 shares subject to the exercise of options granted pursuant to our Non-Employee Director Stock Plan.
(2) Includes (i) 10,000 shares subject to the exercise of options granted pursuant to our Non-Employee Director Stock Plan, and (ii) 30,000 shares of restricted stock awarded to Mr. Beale pursuant to an agreement by which Mr. Beale returned, for cancellation, 30,000 stock options that were previously granted to Mr. Beale.
(3) Includes (i) 10,000 shares subject to the exercise of options and 3,325 shares of restricted stock granted pursuant to our Non-Employee Director Stock Plan, (ii) 9,200 shares held in the name of Sterne, Agee & Leach, Inc., custodian for Ehney A. Camp, III Individual Retirement Account, and
    (iii) 22,500 shares of restricted stock awarded to Mr. Camp pursuant to an agreement by which Mr. Camp returned, for cancellation, 22,500 stock options that were previously granted to Mr. Camp.

(4) Includes 10,000 shares subject to the exercise of options and 1,789 shares of restricted stock granted pursuant to our Non-Employee Director Stock Plan.
(5) Includes (i) 52,500 shares subject to the exercise of options granted under, and 198,032 shares of restricted stock awarded under our Long Term Incentive Plan, (ii) 500,000 shares of restricted stock in connection with the settlement of the Executive Officer Incentive Compensation Plan discussed below (See, Compensation Pursuant to Plans), (iii) 5,750 shares held in Mr. Gayle's Individual Retirement Account, and (iv) 12,699 shares allocated to Mr. Gayle's 401(k) plan account.
(6) Includes (i) 52,500 shares subject to the exercise of options granted under, and 195,000 shares of restricted stock awarded under, our Long Term Incentive Plan; (ii) 500,000 shares of restricted stock awarded stock in connection with the settlement of the Executive Officer Incentive Compensation Plan discussed below (See, Compensation Pursuant to Plans);
    (iii) 10,000 shares held indirectly in an individual retirement account, 10,000 shares held indirectly as Trustee of Family Trust where Mr. Tait has a one-third remainder interest, and 400 shares held indirectly in an individual retirement account for the benefit of Mr. Tait's wife, Gail P. Tait; and (iv) 13,957 shares allocated to Mr. Tait's 401(k) plan account.
(7) Includes (i) 27,500 shares subject to the exercise of options granted under, and 123,479 shares of restricted stock awarded under our Long Term Incentive Plan, (ii) 250,000 shares of restricted stock awarded in connection with the settlement of the Executive Officer Incentive Compensation Plan discussed below (See, Compensation Pursuant to Plans) and
    (iii) 13,105 shares allocated to Mr. Thornton's 401(k) plan account.
(8) Includes 10,000 shares subject to the exercise of options granted pursuant to our Non-Employee Director Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of Vesta file reports of stock ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") on Form 3 (initial statement of ownership), Form 4 (monthly report), and Form 5 (annual report). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 2001 fiscal year were required to be filed by officers or directors, Vesta believes that Section 16(a) filing requirements applicable to its officers and directors were complied with during fiscal year 2001.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has met and held discussions with Vesta's management and Vesta's independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that Vesta's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm's independence.

   Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in Vesta's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

   This report is submitted by the Audit Committee.

                                          Robert B. D. Batlivala
                                          Ehney A. Camp, III
                                          Stephen R. Windom

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is comprised of non-employee directors. The primary function of the Compensation Committee is to make recommendations and reports to our board of directors with respect to salaries, bonuses and other compensation to be paid to our officers receiving in excess of stated levels determined by the Compensation Committee from time to time, and to administer all plans relating to the compensation of such officers. For 2001, the Compensation Committee reviewed the compensation of Messrs. Tait, Gayle, Thornton and Cronin, the only executive officers of Vesta with a base salary of more than $225,000 annually. The Compensation Committee did not review the compensation of executive officers of our subsidiaries, including Mesrs. Phillips and Schreck, because such persons were not deemed to be executive officers of Vesta until after their base salaries had been determined and their bonuses had been awarded by the boards of the subsidiaries. For 2002, the Compensation Committee has determined to review and reserve the authority to approve the compensation paid to any executive officer of Vesta or its subsidiaries earning salary and bonus, in the aggregate, in excess of $250,000.

   Our total compensation structure is comprised of annual base salary, annual cash bonus payments and long term equity based compensation granted pursuant to our equity based incentive plans. Our overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize our long term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon our relative success, but also upon the duties and responsibilities assumed by each officer, the performance of their individual business units, their attainment of individual and business unit goals, and their participation and contribution to specific projects.

   Salary. The salary levels for our executive officers for 2001, including the salaries of Mr. Gayle and Mr. Tait as occupants of the office of the Chairman, are based upon the salary levels paid by other similarly situated property and casualty insurance and reinsurance companies, as well as upon individual performance and responsibility. The Compensation Committee believes that the base salary levels paid to our executive officers are comparable with the average salary levels of similarly situated property and casualty insurers and reinsurers. In addition, each of Messrs. Tait, Gayle, Thornton and Cronin are parties to employment contracts that provide for minimum annual base salaries to be reviewed at least annually by the Compensation Committee for consideration of appropriate merit increases and, once established, their base salaries shall not be decreased during the employment period.

   Bonuses. The Compensation Committee has the discretion to award annual cash bonuses. The amount of cash bonuses paid, if any, typically are not directly related to any specific or objective measures of corporate performance. Rather, the Compensation Committee evaluates the performance of the executive officers by considering a variety of factors and criteria that may vary from year to year and applying their collective judgment and experience in determining the amount of bonus that is appropriate under the totality of the circumstances existing at the time the determination is made. In 2001, the Compensation Committee awarded cash bonuses to Messrs. Gayle, Tait, Thornton and Cronin in amounts equal to 100% of their annual salary based upon, among other things, these executive officers' continuing contributions towards the successful strategic repositioning of our company and the development of new business opportunities.

   Equity based compensation. The payment of equity based compensation to our executive officers under our incentive plans is intended to (i) highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of key executives, managers and individual contributors who are essential to the Company's growth and development. In January of 2001, the Compensation Committee granted shares of restricted stock that will fully vest on January 23, 2003 as follows: Gayle-75,000; Tait-75,000; Thornton-50,000; Cronin-50,000.

   The awards granted to our executive officers in 2001 represent the Compensation Committee's continued emphasis on incentive based compensation and are intended to provide further incentives to these individuals to sustain our growth and success and to further align their interests of our stockholders. The size of the awards to individual executive officers was determined by the Compensation Committee and approved by our board of directors based upon a subjective assessment of each executive officer's performance and individual contribution to Vesta, his position and level of responsibility, and other factors.

   Settlement of Executive Officer Incentive Compensation Plan. In 2001, three executive officers received substantial awards of restricted stock that vest over a ten year period (1/10 annually) and loans that are to be forgiven over a ten year period (1/10 annually) pursuant to a settlement of the previously adopted Executive Officer Incentive Compensation Plan. See, "Executive Officer Incentive Compensation Plan," discussed elsewhere in this proxy statement. The decision to settle this plan in 2001 was a business judgment made by the board of directors related to a pre-existing contract and did not reflect a current compensatory decision of the Compensation Committee.

   The Compensation Committee is aware of the provisions of Section 162(m) of the Internal Revenue Code and the related regulations of the Internal Revenue Service ("Section 162(m)") which restrict deductibility of executive compensation paid to the CEO and the four highest paid executive officers other than the CEO at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year and does not qualify as "performance based compensation" as defined by Section 162(m). In 2001, Vesta's stockholders approved a plan that allows the Compensation Committee to award performance based compensation, which is generally compensation payable only upon the attainment of a performance goal that is both (i) based on objective, not subjective, criteria and (ii) established early in the performance period while attainment of the goal is still uncertain. None of the compensation paid to the executive officers in 2001 qualified as performance based compensation under
Section 162(m).

                                          Compensation Committee
                                          Robert B. D. Batlivala
                                          Alan S. Farrior
                                          Stephen R. Windom

                   COMPENSATION AND OTHER TRANSACTIONS WITH
                       EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Information

   The following table sets forth certain information regarding compensation paid during the last three fiscal years to our President and the four other most highly compensated executive officers serving at the end of 2001.

                          SUMMARY COMPENSATION TABLE

                               Annual Compensation                    Long Term Compensation
                        --------------------------------- ------------------------------------------
                                                                 Awards          Payouts
                                                          --------------------- ----------
                                                Other     Restricted Securities
                                                Annual      Stock    Underlying    LTIP     All Other
       Name and              Salary   Bonus  Compensation   Awards    Options   Payouts(3) Compensation
  Principal Position    Year  ($)      ($)       (1)         (2)        (#)        ($)         ($)
  ------------------    ---- ------- ------- ------------ ---------- ---------- ---------- ------------
Norman W. Gayle, III,   2001 471,538 430,000      *       6,013,125     --0--    229,022      11,773(4)
President               2000 430,000 430,000      *         231,178     --0--    229,022      11,693(4)
                        1999 420,097  --0--     23,562      337,500    52,500    217,022       8,446(4)
James E. Tait,          2001 552,692 525,000      *       6,013,125     --0--      --0--      12,056(5)
Chairman                2001 525,000 525,000      *         216,585     --0--      --0--      11,956(5)
                        1999 512,948  --0--     62,708      337,500   52,500       --0--       7,737(5)
Kenneth W. Phillips     2001 338,335 275,000      *           --0--    15,000      --0--       4,582(7)
Chairman, American      2000 163,215  --0--       *           --0--     --0--     --0 --         357(7)
Founders Life Insurance
Company (6)
Wayne A. Schreck        2001 361,725 275,000      *           --0--    15,000      --0--       4,624(9)
President, American     2000 169,215  --0--       *           --0--     --0--      --0--         358(9)
Founders Life Insurance
Company (8)
Donald W. Thornton,     2001 248,461 230,000      *       3,098,750     --0--     42,756       9,912(10)
Senior Vice             2000 230,000 230,000      *         353,654     --0--     42,756       9,797(10)
President--General      1999 226,462  --0--     10,832        --0--   102,500     42,220      10,350(10)
Counsel and Secretary

--------
(1)  Includes amounts paid during 1999 to compensate the executive officers for taxes incurred upon the lapse of restrictions applicable to previously awarded restricted stock. An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the referenced year was less than $50,000, the minimum, under SEC rules, an executive must have received before any amount is required to be shown in this column.
(2) Includes grants of restricted stock under our LTIP on January 23, 2001 that will fully vest on January 23, 2003 as follows: Gayle - 75,000; Tait - 75,000; Thornton - 50,000. Also includes grants of restricted stock on August 7, 2001 made pursuant to a Settlement Agreement between Vesta and Messrs. Gayle, Tait and Thornton by which we settled our contingent obligations to Messrs. Gayle, Tait and Thornton under the Executive Officer Incentive Compensation Plan originally adopted on September 30, 1999. This Settlement Agreement provides that restricted stock would be granted as follows: Gayle - 500,000; Tait - 500,000; Thornton - 250,000, and that such shares of restricted stock will vest over a ten-year period (ten percent annually). These latter grants were made outside of our LTIP or Incentive Compensation Plan. See, "Executive Officer Incentive Compensation Plan," discussed below.

    Dividends will be paid on the restricted stock prior to vesting. The value of the restricted stock awards shown above reflects the number of shares awarded during the year multiplied by the closing market price of our unrestricted common stock on the date of the award. The following table shows the aggregate number and value of all shares of restricted stock held by the persons identified in the Summary Compensation Table above as of December 31, 2001:

                              Number of Shares Market Value on 12/31/01
         -                    ---------------- ------------------------
         Norman W. Gayle, III     698,032            $ 5,584,256
         James E. Tait.......     695,000            $5,560,000
         Donald W. Thornton..     373,479            $2,987,832

(3) Consists of payments with respect to the repayment of loans made to enable certain executive officers to purchase restricted stock.
/(4) Consists of the payment of premiums under our group term life insurance plan of $1,935 in 2001, $1,755 in 2000, and $1,754 in 1999, and
     contributions under our 401(k) plan of $9,838 In 2001, $9,938 in 2000, and $6,692 in 1999. /
/(5) Consists of the payment of premiums under our group term life insurance plan of $2,363 in 2001, $2,142 in 2000, and $969 in 1999, and
     contributions under our 401(k) plan of $9,693 in 2001, $9,814 in 2000, and $6,768 in 1999. /
(6) We acquired our interest in American Founders Financial Corporation through a transaction that closed on June 30, 2000. Accordingly, Mr. Phillips' compensation is reported from June 30, 2000 forward.
(7) Consists of the payment of premiums under the American Founders Long Term Disability plan of $357 in the second half of 2000 and $1,432 in 2001, and employer contributions under the American Founders 401(k) plan of $3,150 in 2001
(8) We acquired our interest in American Founders Financial Corporation through a transaction that closed on June 30, 2000. Accordingly, Mr. Schreck's compensation is reported from June 30, 2000 forward. / /
(9) Consists of the payment of premiums under the American Founders Long Term Disability plan of $358 in the second half of 2000 and $1,474 in 2001, and employer contributions under the American Founders 401(k) plan of $3,150 in 2001
(10) Consists of the payment of premiums under our group term life insurance plan of $1,035 in 2001, $938 in 2000, and $938 in 1999, and contributions under the our 401(k) plan of $8,877 in 2001, $8,859 in 2000, and $9,412 in
     1999.

  Employment Agreements

   Each of the executive officers named in the summary compensation table above is a party to an employment agreement with either Vesta Insurance Group, Inc. (in the case of Messrs. Gayle, Tait and Thornton) or our subsidiary American Founders Financial Corporation (in the case of Messrs. Phillips and Schreck). Under these employment agreements, which are all substantially similar, the executive officers will continue to serve in their current capacities, for which they will receive a base salary subject to annual adjustment, and may receive additional amounts as bonus compensation in accordance with our regular compensation practices. The agreements also provide that each of the executive officers are entitled to receive other perquisites, including a car allowance and country club or dining club dues, and that Messrs. Gayle, Tait and Thornton shall participate in the "Executive Officer Incentive Compensation Plan" (described below).

   If Vesta or American Founders, as the case may be, terminates an executive officer's employment without "cause" (as defined in the agreement), or if the executive officer terminates his employment for "good reason" following a "change of control" (as those terms are defined in the agreements), the executive officer shall be entitled to receive the equivalent of three years' salary and bonus (in lump sum or in thirty-six monthly installments), continued health benefits until the age of 65 and immediate vesting or lapse of restrictions of any stock options or shares of restricted stock awarded to him. The term of each of the agreements is three years, and the agreements will be automatically extended for one year on each anniversary of their effective date, unless written notice of non-extension is provided by Vesta or the executive officer at least ninety (90) days prior to such an anniversary date.

  Executive Officer Incentive Compensation Plan

   We established the Executive Officer Incentive Compensation Plan in September, 1999 to motivate certain executive officers by providing them with the opportunity to earn a one-time cash bonus based on the increase in our total market capitalization measured over a three year period. Under this plan, we were required to pay to the participants in the plan, in the aggregate, a one-time cash bonus equal to five percent (5%) of the amount by which our total market capitalization (as defined in the plan) on the earlier of (i) September 29, 2002 or (ii) the date we ceased to be publicly traded, exceeded our total market capitalization on September 29, 1999. As of March 30, 2001, the participants in the plan were Messrs. Gayle (allocable share--40%), Tait (allocable share--40%) and Thornton (allocable share--20%).

   In June of 2001, after considering the recent increase in our total market capitalization and the significant one-time cash payments that could reasonably be anticipated under the terms of this plan, our board of directors determined that it was advisable and in the best interest of Vesta to settle our obligations to these executive officers in a manner that would minimize future salary expense and further align the interests of these executive officers with those of Vesta over a period extending beyond September 29, 2002. Accordingly, the board authorized Vesta to provide the executive officers, and the executive officers agreed to accept, the following settlement in exchange for the executive officers' full release of their right to receive a one-time cash payment on September 30, 2002:



              Name of Executive Restricted Stock Grant Loan Amount
              ----------------- ---------------------- -----------
                  Tait.........     500,000 Shares     $2,000,000
                  Gayle........     500,000 Shares     $2,000,000
                  Thornton.....     250,000 Shares     $1,000,000

   The making of these loans and the granting of this restricted stock was pursuant to a settlement agreement and release between Vesta and the executive officers (the "Settlement Agreement") that provides that the restricted stock will vest over a ten-year period (ten percent annually) and that we (Vesta) will forgive ten percent of the loans annually. In addition, Vesta shall pay these executive officers, in the form of cash bonuses, such additional amounts as are necessary to provide for the payment of any and all taxes that may become payable by them as a result of (i) the issuance or vesting of the restricted stock, (ii) the making of the loans or the forgiveness thereof and
(iii) the payment of cash bonuses contemplated by (i) or (ii) (i.e., such bonuses will be grossed-up to take into account taxes payable as a result of such bonuses).

   The Settlement Agreement provides for the forfeiture of all unvested restricted stock and repayment of all loan proceeds in the event an executive's employment is terminated under certain circumstances, including voluntary termination by the executive or termination by Vesta "for cause." The Settlement Agreement also provides for accelerated vesting of the restricted stock and accelerated forgiveness of the loans upon a "change of control" of Vesta or termination of an executive's employment under certain other circumstances, including termination by Vesta without cause or termination upon death, disability or retirement.

Compensation Pursuant to Plans

   We maintain long term incentive compensation plans, described below, pursuant to which benefits may be provided to our executive officers.

  Long Term Incentive Plan

   Our stockholders have approved the Vesta Insurance Group, Inc. Long Term Incentive Plan, as amended (the "LTIP"), which is designed to enable us to attract, retain and motivate directors and employees through equity (common stock) based compensatory awards. The LTIP provides for various types of awards, including stock options, restricted stock, stock appreciation rights and deferred stock awards. The LTIP provides that the maximum number of shares of our common stock which may be made the subject of such awards (in the aggregate) is 2,221,998* shares. As of March 1, 2002, 1,884,937 shares have been made the subject of previous awards that have not been forfeited or cancelled, and 337,061 shares remain available for future awards.

  Incentive Compensation Plan

   In 2001, our stockholders approved the 2001 Incentive Compensation Plan (the "Incentive Compensation Plan") as a means of continuing our ability to attract, retain and motivate directors and employees through equity (common stock) based compensatory awards. Under the Incentive Compensation Plan, the Compensation Committee has the discretion to issue: (i) stock options, (ii) restricted stock awards and (iii) unrestricted stock awards in recognition of past services or other valid consideration. The aggregate number of shares of Vesta common stock which may be issued under the Incentive Compensation Plan may not exceed two million
--------
* Adjusted to give effect to a three-for-two dividend effective January 22, 1996, and subject to further adjustment to reflect changes in the capitalization of Vesta.

(2,000,000); provided, however, that no more than seven hundred fifty thousand (750,000) shares may be awarded under the Incentive Compensation Plan in the form of awards other than options. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the Plan is three hundred fifty thousand (350,000). As of March 1, 2002, 195,000 shares had been made the subject of awards under the Incentive Compensation Plan that have not been forfeited or cancelled, and 1,805,000 shares remain available for future awards.

   No awards were made under the Incentive Compensation Plan in 2001. In 2001, the Compensation Committee granted shares of restricted stock under the LTIP to Messrs. Tait, Gayle and Thornton in the amounts reflected in footnote 2 to the Summary Compensation Table above. The following table reflects the options granted during 2001 to our executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                      Annual Rates of Stock
                                                                      Price Appreciation for
                          Individual Grants                                Option Term
                     ---------------------------                      ----------------------
                       Number of     % of Total
                      Securities      Options     Exercise
                      Underlying     Granted to   or Base
                        Options      Employees     Price   Expiration
        Name         Granted(#)(1) In Fiscal Year  (S/Sh)     Date    5%($)(2)    10%($)(2)
        ----         ------------- -------------- -------- ---------- --------    ---------
Norman W. Gayle, III     --0--
James E. Tait.......     --0--
Donald W. Thornton..     --0--
Kenneth W. Phillips.    15,000           15%       $6.28    2/23/11   $59,250     $150,150
Wayne A. Schreck....    15,000           15%       $6.28    2/23/11   $59,250     $150,150

--------
(1) All options granted during 2001 are non-qualified stock options which have a ten year term, and all such options have an exercise price equal to the closing price of the Company's common stock on the grant date. These options were granted pursuant to the LTIP. 50% of these options vest on the fourth anniversary of the grant date, and the remaining 50% vest on the fifth anniversary of the grant date.
(2) The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected will be achieved.

   The following table presents certain information with respect to the value of options held by the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                             Number of Securities      Value of Unexercised
                                            Underlying Unexercised     In-The-Money Options
                       Shares             Options at Fiscal Year End    at Fiscal Year End
                      acquired    Value   -------------------------- -------------------------
        Name         on exercise Realized Exercisable  Unexercisable Exercisable Unexercisable
        ----         ----------- -------- -----------  ------------- ----------- -------------
Norman W. Gayle, III    --0--     $--0--    52,500         --0--      $186,900     $  --0--
James E. Tait.......    --0--      --0--    52,500         --0--      $186,900     $  --0--
Donald W. Thornton..    --0--      --0--    27,500        75,000      $ 97,900     $262,500
Kenneth W. Phillips.    --0--      --0--     --0--        15,000      $  --0--     $ 25,800
Wayne A. Schreck....    --0--      --0--     --0--        15,000      $  --0--     $ 25,800

  Post Retirement Benefits Plan

   The J. Gordon Gaines, Inc. Post Retirement Benefits Plan (the "Retirement Plan") is an unfunded, deferred compensation plan for officers and other key employees of J. Gordon Gaines, Inc., our wholly owned management subsidiary which employs all of Vesta's employees. The Retirement Plan is administered by the Executive Committee of J. Gordon Gaines, Inc., and the Executive Committee is authorized to determine eligibility for participation in the Retirement Plan. Under the Retirement Plan, upon normal retirement, which is defined for purposes of the Retirement Plan as retirement for participants who either are age 65 or older or who have completed not less than 20 years of continuous service, a participant will be entitled to receive an amount equal to twice the participant's current annual base salary. Upon early retirement, which is defined for purposes of the Retirement Plan as retirement for participants between the ages of 60 and 65 who have completed not less than ten years of service with Vesta and its affiliates, a participant will be entitled to receive the amount which has been accrued as a liability on our balance sheet as of the most recent fiscal year with respect to such participant.

   To qualify for benefits under the Retirement Plan, a participant must continue as an employee until age 60 or have completed not less than 20 years of continuous service. No benefits will be paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by Vesta for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of control" of Vesta (as those terms are defined in the Retirement Plan). In that case, the participant will be entitled to receive the amount which has been accrued as a liability on our balance sheet as of the most recent fiscal year with respect to such participant. In addition, if there is a change of control during the period in which a participant would be eligible for early retirement under the Retirement Plan, any benefits payable to such participant under the Retirement Plan upon early retirement will become fully vested.

   Each year Vesta records as a liability on its balance sheet an amount (based on an established formula) which will be sufficient, together with amounts recorded as a liability for previous years, to cover the payment of the projected benefit amounts for each participant upon such participant's normal retirement. As of December 31, 2001, Vesta had recorded a total of $1,305,368 as a liability on its balance sheet to cover projected benefits under the Retirement Plan. Assuming Messrs. Gayle, Tait, and Thornton retire from Vesta after reaching normal retirement age and assuming their 2001 salary levels remain the same, they will be entitled under the Retirement Plan to receive $950,000, $1,110,000, and $500,000, respectively, upon their retirement. Messrs. Phillips and Schreck do not participate in this Retirement Plan.

Certain Relationships and Related Transactions

   In August 2000, Mr. James E. Tait, Chairman, became indebted to us in connection with a loan related to his residential property in Alabama. The amount of the loan was $250,000 and was non-interest bearing. The outstanding balance under this loan as of December 31, 2001 was $250,000.

   In 2001, Mr. James E. Tait, Chairman, became indebted to us in the principal amount of $2 million, Mr. Norman W. Gayle, III, President, became indebted to us in the principal amount of $2 million, and Mr. Donald W. Thornton, Senior Vice President and General Counsel, became indebted to us in the principal amount of $1 million. Each of these loans is represented by promissory notes made in connection with the settlement of the Executive Officer Incentive Compensation Plan discussed above (See, Executive Officer Incentive Compensation Plan, above). These notes require the repayment of principal and interest (which accrues at the rate of 6.5% per annum) over a ten year period; however, the related Settlement Agreement requires Vesta to forgive the principal and interest payments as they become due each year at October 1, subject to certain limitations. The Settlement Agreement also provides for the payment, in the form of cash bonuses, of such additional amounts as are necessary to pay any and all taxes that may become payable as a result of the forgiveness of the principal and interest owing on these loans, and that such bonuses will themselves be "grossed-up" to cover additional taxes payable as a result of such bonuses. The outstanding balance under Mr. Tait's loan as of December 31, 2001 was $2,032,500, the outstanding balance under Mr. Gayle's loan as of December 31, 2001 was $2,032,500 and the outstanding balance under Mr. Thornton's loan as of December 31, 2001 was $1,016,250.

   Pursuant to Delaware law and our by-laws, we are obligated to indemnify our current and former officers and directors for certain liabilities, including legal expenses incurred in connection with lawsuits arising from their employment with or services to us, provided that their conduct complied with certain requirements. Pursuant to these obligations, we advanced Mr. Gayle approximately $123,757 of legal expenses, and we advanced Mr. Thornton approximately $349,383 of legal expenses, during 2001.

   On September 13, 1993, we entered into separate restricted stock agreements with each of our executive officers pursuant to which we sold to such executive officers a total of 153,500 shares of our common stock. Pursuant to these restricted stock agreements, Mr. Thornton purchased 14,307 shares for a purchase price of $10.26 per share. On July 18, 1994, we entered into a restricted stock agreement with Mr. Gayle pursuant to which we sold to Mr. Gayle 60,000 shares of common stock (together with shares sold to Mr. Thornton, the "Restricted Shares") for a purchase price of $18.92 per share. Each of these executive officers has executed a promissory note representing the obligation to repay a loan from Vesta for the purchase price of each of their Restricted Shares, and the Restricted Shares are being held by us as security for the repayment of such promissory notes. The largest aggregate amount of indebtedness under the loans to each of Messrs. Gayle and Thornton during 2001 was $370,052 and $29,456, respectively, and the outstanding balance under these loans as of December 31, 2001 was $264,029 and $15,014, respectively. The promissory notes have a term of nine years and bear interest at a rate of 5.22% per annum. The Restricted Shares may not be sold or otherwise disposed of by the executive officers prior to the repayment in full of their promissory note or the termination of their employment. All dividends payable on the Restricted Shares have been assigned to Vesta to be applied toward the repayment of the promissory notes. We intend to pay cash bonuses each year in amounts sufficient, after the payment of taxes due with respect to such bonus, to reduce the promissory notes by the amount of the purchase price for the Restricted Shares which vests in that year, so long as the executive officer remains in our employ. In 2001, we paid bonuses for this purpose to Mr. Gayle of $229,022 and to Mr. Thornton of $42,756.

   During 2001, the law firm of Balch & Bingham LLP, of which Walter M. Beale, Jr., one of our directors, is a partner, rendered various legal services to Vesta and certain of its subsidiaries.

   During 2001, the law firm of Sirote & Permutt, P.C., of which Stephen R. Windom, one of our directors, is a partner, rendered various legal services to Vesta and certain of its subsidiaries.

Performance Graph

   The following graph compares the cumulative total stockholder return (including the reinvestment of dividends) on our common stock with that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property/Casualty Index. The comparison for the period assumes that $100 was invested in each index on December 31, 1996.

                                    [CHART]


                            CUMULATIVE TOTAL RETURN
         Based upon an initial investment of $100 on December 31, 1996 with dividends reinvested

                              Dec-96   Dec-97  Dec-98  Dec-99  Dec-00  Dec-01
                              ------   ------  ------  ------  ------  ------
Vesta Insurance Group Inc.     $100     $190    $ 19    $ 13    $ 17    $ 27
S&P 500(R)                     $100     $133    $171    $207    $189    $166
S&P(R) Insurance (Property-
  Casualty) Index              $100     $145    $135    $101    $149    $137



                               PROPOSAL NUMBER 2
                             APPROVAL OF AUDITORS

   A proposal to approve the appointment of the firm of PricewaterhouseCoopers LLP as our principal independent accountants to audit our financial statements for the year ending December 31, 2002, will be presented to the stockholders at the annual meeting. The Audit Committee of our board of directors recommends the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire, although they have informed us that they do not plan to make a statement.

   If our stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by our board of directors.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors.

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

Audit and Related Fees

   Audit Fees. The aggregate fees and expenses billed or to be billed by PricewaterhouseCoopers LLP for professional services for the audit of Vesta's annual consolidated financial statements for fiscal 2001 and its limited reviews of the consolidated interim financial statements were $645,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP to Vesta for financial information systems design and implementation fees for fiscal 2001.

   All Other Fees. The aggregate fees billed to Vesta for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2001 were $716,319. This amount is comprised of $634,281 for audit related services including issuance of consents and comfort letters, audits of our insurance subsidiaries' statutory basis financial statements and employee benefit plans and assistance with registration documents, $72,536 for income tax compliance and related tax services and $9,502 for other.

   The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and
(b) all other fees, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                OTHER BUSINESS

   As of February 23, 2002, the Corporation had not received notice of any matters to be presented at the annual meeting, other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Norman W. Gayle, III and Donald W. Thornton, will vote in accordance with their best judgment on such matters.

                           MISCELLANEOUS INFORMATION

Proposals of Stockholders

   In order for a proposal by a stockholder to be eligible to be included in our proxy statement and proxy form for our annual meeting of stockholders in 2003 in accordance with the SEC's "stockholder proposal" rules, the proposal must be received by Vesta at its home office, 3760 River Run Drive, Birmingham, Alabama 35243, on or before December 23, 2002.

   A stockholder may also wish to propose a matter for action at our annual meeting of shareholders to be held in 2003 outside of the SEC's "stockholder proposal" rules. Our bylaws require any stockholder to provide timely notice of any business to be brought before the annual meeting of stockholders, together with other information as set forth in the bylaw. Assuming the annual meeting in 2003 is neither advanced by more than twenty days nor delayed more than seventy days from the anniversary date of the 2002 meeting (May 28), such notice must be received by us between February 27, 2003 and March 19, 2003 to be considered timely. If a vote is ultimately taken on an untimely proposal for any reason, the proxies solicited and received by our board of directors will be deemed to have conferred discretionary authority to vote on such untimely proposal.

Costs of Solicitation

   The cost of this solicitation of proxies will be borne by Vesta. Georgeson Shareholder Services will serve as our proxy solicitation agent, will coordinate the distribution of proxy materials, and will oversee the return of Proxy Cards. We estimate the fee for these services will be approximately $6,000. In addition to solicitation by mail, our directors, officers and other Vesta employees may solicit proxies personally or by telephone or other means of communication. We will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons, and we will reimburse reasonable forwarding expenses.

Annual Report on Form 10-K

   We have provided to our stockholders a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, and our financial statements and schedules thereto. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to Vesta at its address stated herein.

PROXY

                             VESTA INSURANCE GROUP, INC.

           This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders
                           to be held on May 28, 2002

The undersigned hereby constitutes and appoints Norman W. Gayle III and Donald
W. Thornton, or either of them with full power of substitution in each, proxies to vote all shares of Common Stock of Vesta Insurance Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203, on Tuesday, May 28, 2002, and at all adjournments or postponements thereof as follows:

           Election of Directors, Nominees:

           For Class III, to serve until the 2005 Annual Meeting
             Norman W. Gayle III and James E. Tait

           Ratification of the appointment of the firm of PricewaterhouseCoopers
             LLP as the Company's independent auditors for the year ending December 31, 2002.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE); but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.The proxies cannot vote your shares unless you sign and return this card.

         (Continued, and to be Signed, on Reverse Side)              SEE REVERSE
                                                                        SIDE

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

                                                                            6648

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR"THE NOMINEES AND "FOR" PROPOSAL #2. In accordance with their best judgement the proxies are authorized to vote upon such other matters as my properly come before the meeting.



FOR [ ]   WITHHELD [ ]

1. Election of Directors (See Reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

2. Ratification of the appointment of the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2002.



IMPORTANT: Please sign exactly as your name appears hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

                                           -------------------------------------

                                           -------------------------------------
                                           SIGNATURE(S)                     DATE

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